Exhibit 10.56

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made effective as of September 15, 2014 (the “Effective Date”) by and between Solar Power, Inc., a California corporation (“Buyer”), and Hawaiian Power, LLC, a California limited liability company (“Seller”)(each a “Party” and collectively, the “Parties”).

1.     Background and Purpose. Seller wishes to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest in and to certain assets of Seller in certain entities and projects related to Solar Hub Utilities, LLC (“SHU”), on the terms and conditions contained in this Asset Purchase Agreement ("Agreement").

2.     Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Seller sells, conveys and transfers to Buyer and Buyer purchases from Seller, the Assets (as defined below) upon and subject to the terms and conditions set forth in this Agreement.

3.     Assets. The assets to be sold and purchased are, including but not limited to, the following ("Assets"):

(a)     All of the membership interest owned by Seller in Calwaii Power Holdings, LLC, a Delaware limited liability company (“Calwaii”);

(b)      All of the partnership interest owned by Seller and Hawaiian Power GP, LLC in JP Energy Partners, LP, an Arizona limited partnership (“JP Energy”);

(c)     The amended and restated secured promissory note dated March 13, 2013 in the original amount of $7,500,000 by SHU as maker in favor of Seller, including all principal and interest due under such note (“Seller Note”); and

(d)      Any and all rights, title and interest of Seller in any other assets related to SHU or any SHU subsidiary or affiliate, the projects and other assets of SHU, and Calwaii, its subsidiaries, affiliates and assets.

4.     Purchase Price and Payment. In exchange for the Assets, Buyer shall pay to Seller Three Million Nine Hundred and Fifty Thousand Dollars ($3,950,000) to be paid as follows: (i) One Hundred Thousand Dollars ($100,000) cash to be delivered to Seller on the first business day of each month for a period of five (5) months commencing on October 1, 2014 and (ii) Three Million Four Hundred and Fifty Thousand Dollars ($3,450,000) shall be paid in common stock of Buyer at a price per share equal to $1.15, subject to adjustment as set forth in Section 5 below. Buyer shall issue a stock certificate for the number of shares to be issued hereunder within five (5) business days from the Closing Date.

5.     Purchase Price Adjustment. If the dollar volume-weighted average price (“VWAP”) for Buyer’s common stock on the principal market on which it trades is less than $1.00 (as equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations as necessary) for the five (5) trading days ending on March 30, 2015, then Buyer shall issue Seller additional shares of Buyer’s common stock so that the total number of shares issued by Buyer under this Agreement multiplied by the five (5) trading day VWAP will have a value of at least Three Million Dollars ($3,000,000) on March 30, 2015. Buyer shall issue a stock certificate for the number of additional shares to be issued due to the purchase price adjustment within five (5) business days from March 30, 2015.

6.     Closing; Conditions Precedent.

6.1.     Possession of and title to the Assets shall be given to Buyer on the Effective Date, or such other date as agreed to by Buyer and Seller in writing (“Closing Date").

6.2.     Buyer shall have delivered to Seller, and Seller shall have delivered to Buyer, those items required to be delivered under Section 7.

7.     Deliveries Required on the Closing Date. On the Closing Date:

(a)     Seller shall deliver to Buyer all documents and instruments reasonably necessary to carry out the terms and provisions of this Agreement and to effectuate the purpose of the transaction.

(b)     Seller shall deliver to Buyer an Assignment of Interest for all of Seller’s interest in Calwaii and JP Energy in substantially the form attached hereto as Exhibit A (“Assignment of Interest”).

(c)     Seller shall deliver to Buyer an Assignment of Seller’s Note in substantially the form attached hereto as Exhibit B (“Assignment of Note”).

(d)     Buyer shall deliver to Seller all documents and instruments reasonably necessary to carry out the terms and provisions of this Agreement and to effectuate the purpose of the transaction.

8.     Representations and Warranties by Seller. Seller represents, agrees and warrants that:

(a)      Seller has all requisite power and authority to enter into and perform and carry out this Agreement;

(b)      The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action on the part of Seller;

(c)     Seller owns and holds all right, title and interest in and to the Assets and has not sold, assigned, encumbered, compromised, waived, released or otherwise transferred any right or interest therein, and the Assets are free and clear of any liens or encumbrances of any kind;

(d)     The sale of the Assets by Seller does not constitute a fraudulent conveyance;

(e)     Seller is not aware of any facts that have arisen or that are likely to arise that may materially adversely affect the Assets;

(f)     Seller is the sole legal, beneficial, record and equitable owner of the membership interests owned by Seller in Calwaii and the partnership interests owned by Seller in JP Energy, free and clear of all encumbrances whatsoever;

(g)     There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the membership interests owned by Seller in Calwaii or the partnership interest owned by Seller in JP Energy; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; or (c) that challenges the enforceability of the Seller Note. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action;

(h)     No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby;

(i)     That (i) the shares of Buyer’s common stock to be issued to Seller hereunder (collectively, the “Buyer Shares”) have not been registered under the Securities Act of 1933, nor qualified under the securities laws of any other jurisdiction, (ii) the Buyer Shares cannot be resold unless they subsequently are registered under the Securities Act of 1933 and qualified under applicable state securities laws or foreign securities laws, unless exemptions from such registration and qualification requirements are available, (iii) Seller has no right to require such registration or qualification, and (iv) the certificates representing the Buyer Shares to be issued hereunder shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.”

(j)      The Buyer Shares to be received by the Seller pursuant to this Agreement will be acquired for Seller’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act on 1933, any applicable state securities laws or foreign securities laws, and the Buyer Shares will not be disposed of in contravention of the Securities Act of 1933 or any applicable state securities laws or foreign securities laws;

(k)     Seller is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

(l)     For each of the thirty (30) days ending on September 12, 2014 and on March 30, 2015, Seller has not (i) offered, pledged, sold, contracted to sell, granted any option or contract to purchase, purchased any option or contract to sell, or otherwise disposed of, directly or indirectly, any shares of common stock of Buyer or any securities convertible into, exercisable for, or exchangeable for shares of common stock of Buyer (ii) entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of Buyer, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

(m)     The Assets are all of the assets of Seller or its affiliates related to SHU or any SHU subsidiary or affiliate, the projects and other assets of SHU, and Calwaii, its subsidiaries, affiliates and assets.

(n)     To Seller’s knowledge, JP Energy owns and holds all right, title and interest in and to an 89% membership interest in SHU, and Seller has not sold, assigned, encumbered or otherwise transferred any right or interest therein.

(o)     Seller has carefully reviewed and understands the risks of, and other considerations relating to, an investment in the Buyer Shares; and

(p)     None of the representations and warranties made by Seller in this Agreement, in any of the exhibits, or in any other documents furnished for review to Buyer contain any untrue statement of a material fact, or omit any material facts necessary to prevent the statements made from being misleading.

9.     Representations and Warranties by Buyer. Buyer represents and warrants that (i) Buyer has all requisite power and authority to enter into and perform and carry out this Agreement, and (ii) the execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by all requisite action on the part of Buyer.

10.     Project Management. Ian Craig shall continue to provide project management services to SHU until December 31, 2014 at the sole cost of Seller. Buyer shall have the right to negotiate with Ian Craig with regard to providing management services following December 31, 2014.

11.     Indemnification.

11.1.     By Seller. Seller shall indemnify, defend and hold Buyer harmless from any loss, cost, liability, claim, expense, penalty or fine, including attorneys' fees (without regard to whether litigation is commenced) suffered or incurred, directly or indirectly, as a result of any material breach of any of Seller's representations, warranties, covenants or obligations contained in this Agreement. Buyer shall promptly notify Seller of the existence of any matter to which the indemnification obligations would apply and shall give Seller a reasonable opportunity to defend such matters at Seller's own expense and with counsel of Seller's own selection; provided that Buyer shall at all times also have the right to fully participate in the defense at Buyer's own expense.

11.2.     By Buyer. Buyer shall indemnify, defend and hold Seller harmless from any loss, cost, liability, claim, expense, penalty or fine, including attorneys' fees (without regard to whether litigation is commenced) suffered or incurred, directly or indirectly, as a result of (a) any material breach by Buyer of any of Buyer's representations, warranties, covenants or obligations contained in this Agreement or (b) the ownership, use, development, or operation of the Assets from and after the Closing Date. Seller shall promptly notify Buyer of the existence of any matter to which the indemnification obligations would apply and shall give Buyer a reasonable opportunity to defend such matters at Buyer's own expense and with counsel of Buyer's own selection; provided that Seller shall at all times also have the right to fully participate in the defense at Seller's own expense.

12.     Waiver and Release. Except for the representations, warranties, covenants and obligations that are expressly set forth in this Agreement, each of the Parties for itself, its successors-in-interest, and each of its officers, directors, employees, partners, members, shareholders, attorneys and agents, and their respective heirs, executors, successors and assigns (collectively, the “Releasing Parties”), forever, absolutely, unconditionally and completely releases and discharges each of the other Parties and each of their managers, officers, employees, partners, members, shareholders, beneficiaries, attorneys and agents, and each of their respective heirs, executors, successors and assigns (collectively, the “Released Parties”) from and against any and all actual, threatened or potential claims, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (collectively, the “Claims”), whether asserted or demanded by a third party against any of the Releasing Parties or incurred directly or indirectly by any of the Releasing Parties themselves, that any of the Releasing Parties may now or hereafter have against any of the Released Parties, and that are related to or arise out of the Assets

With respect to the released Claims only, each Party hereto hereby expressly waives the provisions of section 1542 of the Civil Code of the State of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE A MATERIAL EFFECT ON HIS OR HER SETTLEMENT WITH THE DEBTOR.”

By executing this Agreement, each Party acknowledges that it understands the provisions of California Civil Code Section 1542 and that if the facts with respect to the Releases are hereafter found to be different from the facts now believed to be true from whatever cause or for whatever reason that it shall nonetheless be bound by this waiver and the Releases of the released Claims. Each of the Parties agrees and assumes the risks of such possible differences in fact and agree that this waiver and the Releases of the released Claims shall remain valid and enforceable and be in effect notwithstanding any such difference.

13.     Miscellaneous.

13.1.     Survival of Representations. Each representation and warranty contained in this Agreement or made pursuant to this Agreement shall be deemed to be material and to have been relied upon, and shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any party to this Agreement, and the transfer of and payment for the Assets for a period of one (1) year.

13.2.     Entire Agreement. This document and its exhibits constitute the entire agreement between the parties, all oral agreements being merged in this Agreement, and supersede all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed in this Agreement.

13.3.     Amendment. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties.

13.4.     Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

13.5.     Succession. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and permitted assigns of the respective parties.

13.6.     Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed.

13.7.     Attorneys' Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

13.8.     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

13.9.     Exhibits. All exhibits to which reference is made are deemed incorporated in this Agreement whether or not actually attached.

13.10     Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. All parties consent to the exclusive jurisdiction and venue in Sacramento, California.

13.11     Further Assurances. From and after the Closing Date, each party agrees to execute and deliver such other assurances, deeds, instructions, instruments of transfer and other documents as may be reasonably requested by the other party to carry out the purpose and intent of this Agreement.

13.12     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

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SELLER: HAWAIIAN POWER, LLC By: /s/ Jack Sweigart Its: Manager Address: 401 Watt Avenue, Suite 2 Sacramento, CA 95864	BUYER: SOLAR POWER, INC. By: /s/ Min Xiahou Its: Chief Executive Officer Address: 3400 Douglas Blvd., Suite 285 Roseville, CA 95661